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                                RACKSPACE, LTD.

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT"), by and among Rackspace, Ltd., a Texas limited partnership ("EMPLOYER"), and Lew Moorman ("EMPLOYEE"), is hereby entered into as of April 26, 2000.

                                 R E C I T A L S

         A. Employee is employed hereunder by Employer in a confidential relationship wherein Employee, in the course of Employee's employment with Employer, has and will continue to become familiar with and aware of Confidential Information (as hereinafter defined), and future plans with respect thereto, all of which has been and will be established and maintained at great expense to Employer; this information is a trade secret and constitutes the valuable goodwill of Employer.

                               A G R E E M E N T S

         In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereto hereby agree as follows:

         1.       EMPLOYMENT AGREEMENT.

                  Employer hereby employs Employee as its Vice President of Product Development and Strategic Planning. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of an executive of Employer and as determined by the General Partner and/or Board of Directors of the Employer. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote Employee's full working time, undivided attention and best efforts to promote and further the business of Employer.

                  Employee shall faithfully adhere to, execute and fulfill all policies established by the Employer.

         2. COMPENSATION. For all services rendered by Employee, Employer shall compensate Employee as follows:

                  BASE SALARY AND BONUS. The base salary payable to Employee shall be $3,269.23 for each two week period, payable at the end of each two week period. In addition, at the end of each calendar year, provided Employee is an employee at such time, Employee shall receive a $20,000.00 bonus.

                  STOCK OPTIONS. Employee will receive the right to receive Class D Units of the Employer, under the terms of the Option Agreement executed by Employee and Employer contemporaneously with the execution of this Agreement (the "Option Agreement").

                  EXECUTIVE PERQUISITES, BENEFITS, AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from Employer in such form and to such extent as specified below:

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                           Employer shall pay all premiums for coverage for
                  Employee under health, and other insurance plans that Employer may have in effect from time to time.

                           Employer shall reimburse Employee for all business
                  travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with Employer's expense reporting policy.

                           Employee shall have three weeks of paid vacation for
                  each twelve months of employment, such vacations to be taken at times which are mutually convenient to Employee and Employer.

         3.       NON-COMPETITION.

                  Employee recognizes that Employer's willingness to enter into this Agreement is based in material part on Employee's agreement to the provisions of this SECTION 3, and that Employee's breach of the provisions of this Section could materially damage Employer. Therefore, in consideration of the benefits to be received by Employee pursuant to this Agreement, including the options under the Option Agreement, and receipt of Confidential Information, Employee agrees that Employee will not, during the period of Employee's employment by or with Employer, and for twelve months immediately following the termination of Employee's employment with Employer for any reason whatsoever (except for termination as a result of an Involunary Termination or a termination which is not for Cause, as hereafter defined, in which case the period shall be six months from the date Employee last receives compensation from the Employer) (the "NONCOMPETE TERM"), directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           engage, in any capacity whatsoever, including
                  without limitation as an officer, director, shareholder, owner, partner, joint venturer, manager, advisor, employee, independent contractor or consultant, in any Competitive Business (as defined herein) any where in the world, due to the world-wide nature of the Employer's business (the "TERRITORY");

                           call upon any person or entity, who is, at that
                  time, an employee, consultant or independent contractor of Employer or any of its subsidiaries, for the purpose or with the intent or effect of enticing such employee, independent contractor or consultant away from or out of the employ or contract with Employer or any of its subsidiaries; or

                           call upon any person or entity which is, at that
                  time, or which has been within one year prior to that time, a customer of Employer or any of its subsidiaries for the purpose of soliciting or selling services or products in a Competitive Business within the Territory.

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                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                  Because of the difficulty of measuring economic losses to Employer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by Employer, in the event of a breach by Employee, by injunctions, restraining orders and other equitable actions.

                  It is agreed by the parties that the foregoing covenants in this SECTION 3 impose a reasonable restraint on Employee in light of the activities and business of Employer on the date of the execution of this Agreement. For purposes of this Agreement, "Competitive Business" means any business that competes with Employer, including, without limitation, any business that provides, sells or leases dedicated servers for connection with the internet as its primary product/service line; provided that Competitive Business shall also include any business that provides, sells or leases dedicated servers for connection with the internet in circumstances where such services are not its primary product/service line, unless Employee first seeks and obtains the consent of Employer, which consent shall not be unreasonably withheld and shall be based upon a determination by the Employer that the position of Employee position (i) will not involve or relate to and will be separated from the business that provides, sells or leases dedicated servers for connection with the internet, and (ii) the position of Employee will not harm or potentially harm the business of the Employer.

                   The covenants in this SECTION 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and this Agreement shall be reformed in accordance therewith.

                  All of the covenants in this SECTION 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of such covenants.

         4. RETURN OF EMPLOYER PROPERTY. For purposes of this Agreement, "COMPANY MATERIALS" shall mean documents or other media or tangible items that contain or embody Confidential Information or any other information concerning the business, operations or plans of Employer or any entity controlled by or under common control with Employer (an "AFFILIATE"), whether such documents have been prepared by Employee or others. "COMPANY MATERIALS" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like. All Company Materials shall be and remain the sole property of Employer, or such Affiliate, as the case may be. During the time period during which Employee is employed by Employer (the "Term"), Employee agrees that Employee will not remove any Company

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Materials from the business premises of Employer or deliver any Company
Materials to any person or entity outside of Employer, except as required to do so in connection with performing the duties of Employee. Employee further agrees that, immediately upon the termination of Employee's employment by Employee or Employer for any or no reason (including a wrongful termination), or during the Term if so requested by Employer, Employee shall return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property. Because of the difficulty of measuring economic losses to Employer as a result of a breach of this SECTION 4, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other remedy, Employee agrees that this SECTION 4 may be enforced by Employer in the event of breach by him, by injunctions and restraining orders.

         5. AT WILL EMPLOYMENT. Employee shall be employed on at "At-Will" basis, and as such may be terminated at any time, with or without cause. If, within the first twelve months of employment, employment is terminated by the Employer or its successor for any reason other than Cause (as defined below) or employee becomes subject to an Involuntary Termination (as defined below), employee will be entitled to receive continuation of base salary and insurance benefits for a period of 6 months.

"Cause" shall mean (i) negligence, gross negligence or willful misconduct in the performance of employee's duties to the Employer, (ii) violation of any federal or state law which harms or could potentially harm the standing and reputation of the Employer (as determined by the Board of Directors or General Partner of Employer in good faith), (iii) indictment of a felony or crime involving moral turpitude, (iv) submitting a false statement to the Employer or a third party on behalf of the Employer, with the intention to deceive the Employer or such third party, (iv) the death or Disability of the Employee, or
(v) a breach of this Agreement by Employee.

"Disability of Employee" means, the expiration of a continuous period of one hundred and eighty (180) days during which Employee is unable to perform his assigned duties due to physical or mental incapacity.

"Involuntary Termination" means voluntary resignation by Employee upon 30 days prior written notice to the Employer, following (i) a material reduction or change in the duties, responsibilities and requirements inconsistent with the Employee's position with the Employer and Employee's prior duties, responsibilities and requirements (taking into account the difference in job title and duties that may occur following an acquisition but that do not actually result in a material change in employee's job duties, responsibilities and requirements), which, after written notice from the Employee to the Employer that such reduction or change constitutes an Involuntary Termination is not appropriately modified by the Employer within ten business days of such written notice; (ii) any reduction in base compensation; or (iii) a requirement that employee relocate to a location more than 50 miles from the Employer's current location (unless the location is Austin Texas, in which case such requirement shall not constitute an Involuntary Termination).

         6. Upon termination of employment, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. All other rights and obligations of Employer and Employee under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under SECTIONS 3, 4, 6, 7, 8 AND 13 hereof shall survive such termination in accordance with their terms.

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         7.       INVENTIONS.

                  Employee agrees to promptly disclose in writing to Employer all "INVENTIONS", (which term includes improvements, inventions, works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether patentable or not patentable) made or conceived or reduced to practice or developed by Employee, either alone or jointly with others, during the Term. Employee also agrees to disclose to the CEO or COO of Employer Inventions conceived, reduced to practice, or developed by Employee within six (6) months of termination of Employee's employment with Employer; such disclosures shall be received by Employer in confidence (to the extent they are not assigned in (b) below) and do not extend the assignment made in Section (b) below. Employee agrees not to disclose Inventions covered by this SECTION 6 to any person outside of Employer unless requested to do so by management personnel of Employer.

                  Employee agrees that all Inventions which Employee makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during his employment shall be the sole property of Employer and Employee hereby assigns such Inventions and all rights therein to Employer. Employer shall be the sole owner of all rights in connection therewith.

                  Employee agrees to perform, during and after Employee's employment with Employer, all acts deemed necessary or desirable by Employer to permit and assist it, at Employer's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Employer's rights in any Inventions and/or Employee's assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents, as Employee's agents and attorneys-in-fact to act for and in Employee's behalf and instead of Employee, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Employee.

                  Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively, "MORAL RIGHTS"). To the extent that such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various jurisdictions where Moral Rights exist, Employee hereby waives such Moral Rights and consents to any action of Employer that would violate such Moral Rights in the absence of such consent. Employee agrees to confirm such waivers and consents from time to time as requested by Employer.

                  Employee has attached to this Agreement a complete list of all existing Inventions to which Employee claims ownership as of the date of this Agreement and that Employee desires to specifically clarify are not subject to this Agreement, and Employee acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Employee represents that Employee has no such Inventions at the time of signing this Agreement.

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         8.       CONFIDENTIALITY.

                  Employee acknowledges and agrees that all Confidential Information (as defined below) is confidential and a valuable, special and unique asset of Employer that gives Employer an advantage over its actual and potential, current and future competitors. Employee further acknowledges and agrees that all Confidential Information shall be the sole property of Employer. At all times, both during the term of Employee's employment and after the termination of Employee's employment for any reason (including wrongful termination), Employee shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of Employer, in accordance with the duties assigned to Employee by Employer. Employee shall not, at any time (either during or after the term of Employee's employment), disclose any Confidential Information to any person or entity (except other employees of Employer who have a need to know the information in connection with the performance of their employment duties ), or copy, reproduce, modify, decompile, or reverse engineer any Confidential Information, or remove any Confidential Information from Employer's premises, without the prior written consent of Employer, or permit any other person to do so. Employee shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Employee.

                  As used in this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean any information that was or will be developed, created, or discovered by or on behalf of Employer, or which became or will become known by, or was or is conveyed to Employer, which has commercial value in Employer's business. "CONFIDENTIAL INFORMATION" includes, but is not limited to, information about trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning Employer's actual or anticipated business, research or development, or which is received in confidence by or for Employer from any other person. Employee agrees that Employee's employment creates a relationship of confidence and trust between Employee and Employer with respect to Confidential Information.

                  Because of the difficulty of measuring economic losses to Employer as a result of a breach of this SECTION 7, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other adequate remedy, Employee agrees that this
         SECTION 7 may be enforced by Employer in the event of a breach by Employee by injunctions and restraining orders.

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         9.       NO PRIOR AGREEMENTS. Employee hereby represents and warrants to Employer that the execution of this Agreement by Employee and his employment by Employer and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify Employer for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Employer based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         10. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by Employer on the basis of Employee's personal qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Therefore Employer include a successors of Rackspace, Ltd., as well as an acquirer of all or substantially all of the assets of Employer.

         11. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. This Agreement supersedes any other agreements or understandings, written or oral, between Employer, or any predecessor of Employer, and Employee, and Employee has no oral representations, understandings or agreements with Employer or any of its officers, directors or representatives covering the same subject matter as this Agreement.

         This written Agreement is the final, complete and exclusive statement and expression of the agreement between Employer and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of Employer and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

         12. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  TO EMPLOYER:                112 East Pecan, Suite 600
                                              San Antonio, Texas 78205
                                              Attention: President


                  TO EMPLOYEE:
                                              ---------------------------------



Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this SECTION 11.

         13. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held

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invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         14.      ARBITRATION.

                  (1) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in San Antonio, Texas (the "Rules"). Upon receipt of notice of any dispute to be settled by binding arbitration, the American Arbitration Association shall use its best efforts to appoint a single arbitrator within thirty (30) days after receipt of such notice. The arbitrator shall be determined by the Employee and the Employer, unless the parties are unable to agree upon the arbitrator, in which case the arbitrator shall be chosen in accordance with the Rules. The above notwithstanding, the Employer shall have the right to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, in the event that Employee violates the terms of this Agreement including but not limited to Sections 3 and 8.

                  (2) The arbitrator shall not have the authority to add to, detract from, or modify any provision hereof, nor shall the arbitrator award exemplary or punitive damages to either party. A decision by the arbitrator shall be final and binding. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and such award shall not be appealable.

         15. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas.

         16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.









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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                    RACKSPACE, LTD.

                                    By:  Macroweb, LC, its general partner

                                    BY:   /s/ GRAHAM M. WESTON
                                          -------------------------------------
                                          NAME:  GRAHAM M. WESTON

                                          TITLE: MEMBER

                                    /s/ Lew Moorman
                                    --------------------------------------------
                                    Lew Moorman











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